UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

MIMEDX GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60 Kennesaw, GA 30144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

On February 28, 2012, the Company issued a press release announcing its financial results for the year ended December 31, 2011. The release also announced that executives of the Company would discuss these results with investors on a conference call broadcast over the World Wide Web and provided access information, date and time for the conference call. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Compensatory Arrangements of Certain Officers.

(c) Entry into a Material Compensatory Plan

On February 23, 2012, the Company’s Board of Directors (the “Board”) adopted the 2012 Management Incentive Plan (“MIP”), which provides for payment of cash bonuses to management personnel who meet the eligibility criteria, including all of the named executive officers. The MIP provides for target base bonuses that are expressed as a percentage of each participant’s 2012 annual base compensation while in an eligible position. The target base bonus percentage for the Chairman and Chief Executive Officer (“CEO) and President and Chief Operating Officer (“COO”) is 50% of base salary and the target base bonus percentage for the Chief Financial Officer (“CFO”) is 40% of base salary. The range for other participants is 15% to 40%.

Bonuses are earned under the MIP based on the Company’s consolidated 2012 Earnings Before Interest, Taxes, Depreciation and Share-Based Compensation (“Adjusted EBITDA”) and achievement of individual performance objectives. For the CEO and COO, 85% of the base bonus is based on 2012 Adjusted EBITDA and 15% is based on the achievement of individual performance objectives. For the CFO and all other participants in MIP, 75% of the base bonus is based on 2012 Adjusted EBITDA and 25% is based on the achievement of individual performance objectives.

The portion of the base bonus that is based on the Company’s 2012 Adjusted EBITDA is earned on a sliding scale (ranging from 0-100%) established by the Board, depending on the 2012 Adjusted EBITDA achieved. The portion of the base bonus that is based on the achievement of individual performance objectives is dependent on achievement of those objectives, except that if 2012 Adjusted EBITDA is below certain thresholds established by the Board, the amount earned is reduced by 50-100%, depending on the level of 2012 Adjusted EBITDA achieved. The individual performance objectives will be comprised of one or more key deliverables, operational measures and/or milestones that are specific to the participant’s position and directly influenced by the participant’s performance. If a participant achieves only some of his or her individual objectives, a partial amount of the base bonus allocated to the individual objectives component will be earned on a proportionate basis.

If 2012 Adjusted EBITDA exceeds a certain threshold established by the Board, participants may earn an excess bonus up to the amount of the base bonus earned by the participant. Payment of the bonuses under the MIP, if any, is expected to be made in March 2012. A copy of the 2012 Management Incentive Plan is attached hereto as Exhibit 10.2 and the above description is qualified in its entirety by reference to such Exhibit.

(e) Increase in Base Salaries of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

On February 23, 2012, the Compensation Committee of the Board of Directors approved an increase in the base salary of the Chairman and Chief Executive Officer to $425,000, the President and Chief Operating Officer to $360,000 and the Chief Financial Officer to $250,000, effective April 1, 2012. However, given the current goals of the Company, the CEO requested his salary be held to the same salary as the COO. Therefore the CEO’s salary will only be increased to $360,000 effective April 1, 2012.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.14	MiMedx Group, Inc., 2012 Management Incentive Plan (MIP)

99.1	MiMedx Group, Inc. Press Release, dated February 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: February 29, 2012	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

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